Exhibit 3.27

AMENDED AND RESTATED BY-LAWS

NATIONSTAR INDUSTRIAL LOAN CORPORATION

(“CORPORATION”)

* * *

ARTICLE I

OFFICES

Section 1. The principal office of the Corporation shall be located in the City of Minneapolis, State of Minnesota.

Section 2. The Corporation may also have its executive offices and other offices at such other places, within and without the State of Minnesota, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. All annual meetings of shareholders shall be held at the offices of the Corporation in Dallas, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual meetings of shareholders, commencing with the year 2002, will all be held on the third Thursday of July if not a legal holiday, and if a legal holiday, then on the next secular day following at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

Section 3. Special meetings of the shareholders may be called by the Chairman of the Board, the Chief Executive Officer, the President, the Board of Directors or the holders of not less than one-tenth (1/10th) of all shares entitled to vote at the meeting.

Section 4. Written or printed notices signed by the Chairman of the Board, the President, the Chief Executive Officer, a Vice President, the Secretary, or an Assistant Secretary and stating the place, day and hour of the meeting of the shareholders and the purpose or purposes for which the meeting is called shall be given to each shareholder of record entitled to vote at such meeting either by delivering such notice personally to such shareholder or by depositing such notice in the United States mail addressed to the shareholder at his, her or its address as it appears on the stock transfer books of the Corporation, with proper postage prepaid, not less than ten (10) nor more than sixty (60) days before the day of the meeting, by or at the direction of the Chairman of the Board, the Chief Executive Officer, the President, the Secretary, or the officer or person calling the meeting.

Section 5. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

Section 6. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Articles of Incorporation. If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of less than the majority of the shares entitled to vote.

Section 7. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders’ meeting, unless a different vote is required by applicable and governing law or by the Articles of Incorporation or by these By-laws for the particular proposed action.

Section 8. Each outstanding share, regardless of class, shall be entitled to one (1) vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series within a class are limited or denied by the Articles of Incorporation or by the Resolutions of the Board of Directors establishing such class or series pursuant to the Articles of Incorporation or by the Minnesota Business Corporations Act. At any election for directors every shareholder entitled to vote at any such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election such shareholder has a right to vote, and shareholders of the Corporation are expressly prohibited from cumulating their votes in any election for directors of the Corporation.

Section 9. A shareholder may vote in person or may be represented and vote by a proxy or proxies appointed by such shareholder by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, and such instrument does not specify the manner in which such proxies may exercise the powers conferred by such instrument, then a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated. No such appointment of proxy shall be valid except for the meeting (including all adjourned sessions thereof) for which it was given, and no such appointment of proxy shall be valid after the expiration of six (6) months following the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed the earlier of eleven (11) months following the date of its execution or the conclusion of the meeting (including all adjourned sessions thereof) for which such appointment of proxy was given. Subject to the above, any appointment of proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed appointment of proxy bearing a later date is filed with the Secretary of the Corporation. Each appointment of proxy shall be revocable unless expressly provided therein to be irrevocable.

Section 10. Any action required by the applicable and governing law to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter of such consent, and such consent shall have the same force and effect as a unanimous vote of shareholders voting at a meeting of shareholders duly called and held for such purpose.

Section 11. Voting at meetings of shareholders may be oral or by ballot at the discretion of the Chairman of the Meeting, except that such voting shall be by written ballot if a vote by written ballot is demanded by a majority of the shareholders present at such meeting.

ARTICLE III

DIRECTORS

Section 1. The number of directors of the Corporation shall be not fewer than one nor more than eleven, as established from time to time by resolution of the shareholders or the Board of Directors of the Corporation. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next succeeding annual meeting of the shareholders of the Corporation or until his successor is duly elected or until his earlier death or resignation or removal from such office. Directors need not be residents of the State of Minnesota or shareholders of the Corporation.

Section 2. All vacancies occurring in the Board of Directors, including those resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, and if not filled in that manner shall be filled by election at an annual meeting or a special meeting of the shareholders entitled to vote called for that purpose.

Section 3. The business and affairs of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-laws directed or required to be exercised and done by the shareholders.

Section 4. Any director of the Corporation may be removed or discharged with or without cause by the affirmative vote therefor by the shareholders representing not less than two-thirds (2/3) of the issued and outstanding capital stock entitled to vote in the election of directors.

MEETINGS OF THE BOARD OF DIRECTORS

Section 5. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Minnesota.

Section 6. The first meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of the shareholders of the Corporation at which said Board is elected at the place of said shareholders’ meeting or at such other time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 7. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer or the President and shall be called by the Secretary on the written request of two (2) of the directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the day of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 8. A majority of the directors shall constitute a quorum for the transaction of business, and the act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the Board of Directors, unless a greater number is required or a lessor number is permitted by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

Section 9. Any director may resign at any time by mailing or delivering or by transmitting by telegram, cable, or other electronic transmission written notice of his or her resignation to the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President, or to the Secretary of the Corporation; and any such resignation shall take effect at the time specified therein or, if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

Section 10. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if a unanimous consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a duly called and constituted meeting of the Board or such committee. All such written consents shall be filed with the minutes of the proceedings of the Board or such committee.

Section 11. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board or committee by means of a conference telephone network by which all persons participating in the meeting can hear each other. Each person participating in any such telephone conference meeting shall sign the minutes thereof.

COMMITTEES OF DIRECTORS

Section 12. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more directors to constitute an Executive Committee which, to the extent provided in such resolution (if not expressly denied by applicable law or the Articles of Incorporation) shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of the Executive Committee shall be filled by resolution adopted by a majority of the whole Board of Directors at a regular or special meeting of the Board. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him or her by law.

Section 13. The Board of Directors may, by resolution adopted by a majority of the whole Board, designate one or more committees in addition to the Executive Committee, each other committee to consist of one (1) or more directors of the Corporation, which committee or committees, to the extent provided in such resolution or resolutions (if not theretofore granted to the Executive Committee and if not expressly denied by applicable law or the Articles of Incorporation), shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Vacancies in the membership of any such committees shall be filled by resolution adopted by a majority of the whole Board of Directors at a regular or special meeting of the Board of Directors. Each committee shall keep regular minutes of its proceedings and report the same to the Board when required. The designation of such committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, or any responsibility impeded upon it or him or her by law.

COMPENSATION OF DIRECTORS

Section 14. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

NOTICES

Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram or other electronic written transmission, and shall be deemed delivered when same shall be deposited at a telegraph office for transmission or written confirmation of such transmission has been received and all appropriate fees therefor have been paid. Notice to a director may also be given by telephone communication made personally to such director.

Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of applicable laws or of the Articles of Incorporation or of these By-laws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE V

OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors and shall be a Chief Executive Officer, one or more Vice Presidents, a Secretary and a Chief Financial Officer. The Board of Directors may also elect a Chairman of the Board, a President, a Treasurer or a Chief Operating Officer if it deems such action to be appropriate. Any two or more offices may be held by the same person.

Section 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a Chief Executive Officer, a Vice President, a Secretary and a Chief Financial Officer, none of whom need be a member of the Board. The Board of Directors, if it deems it appropriate, may also at such meeting elect a Chairman of the Board, who shall be a member of the Board and/or a President and/or a Treasurer, who need not be a member of the Board.

Section 3. The Board of Directors or the Chairman of the Board or the Chief Executive Officer or the President may from time to time elect or appoint such other officers (including without limitation a Controller and such Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers) and such other officers as the Board of Directors or the Chairman of the Board or the Chief Executive Officer or the President, as the case may be, may deem necessary or desirable. Any such elections or appointments made by the Chairman of the Board or the Chief Executive Officer or the President shall be reported to the Board at its next succeeding regular meeting.

Section 4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are duly elected or until their earlier death, removal or resignation. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, other than officers which may be filled in accordance with Section 3, which shall in such event be filled pursuant to the provisions of Section 3.

THE CHAIRMAN OF THE BOARD

AND THE VICE CHAIRMAN OF THE BOARD

Section 6. The Chairman of the Board shall be selected from the members of the Board of Directors of the Corporation. The Chairman of the Board shall preside at meetings of the shareholders and the Board of Directors and shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chairman of the Board shall have authority, without additional authorization from the Board, to execute and deliver on behalf of the Corporation all bonds, deeds, mortgages, contracts and other instruments and documents (and if any such instrument requires the seal of the Corporation, then under such seal) relating to the usual and ordinary business of the Corporation, except where required by law to be otherwise executed, and except where the execution thereof shall be expressly delegated by the Board to some other officer or agent of the Corporation. The Board may, in its discretion, create the office of Vice Chairman of the Board. The Vice Chairman of the Board shall be selected from the members of the Board of the Corporation and shall have such authority, powers and duties as the Board shall by duly adopted Resolutions provide.

THE CHIEF EXECUTIVE OFFICER

Section 7. The Chief Executive Officer of the Corporation shall have general and active management of the business of the Corporation and, subject to the Chairman of the Board, shall see that all orders and resolutions of the Board of Directors are carried into effect. The Chief Executive Officer shall have such additional duties as may be assigned to him from time to time by the Board of Directors or the Chairman of the Board. The Chief Executive Officer shall have the same authority as the Chairman of the Board to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During the absence or disability of the Chairman of the Board, the Chief Executive Officer shall perform the duties of the Chairman of the Board.

THE PRESIDENT

Section 8. Unless otherwise provided by the Board, the President shall be the Chief Operating Officer of the Corporation. The President shall assist the Chief Executive Officer in the general and active management of the operations of the Corporation. The President shall have such additional duties as may be assigned to him, from time to time by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. The President shall have the same authority as the Chairman of the Board and the Chief Executive Officer to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents. During any absence or disability of the Chief Executive Officer, the President shall perform the duties of the Chief Executive Officer.

THE CHIEF OPERATING OFFICER

Section 9. The Chief Operating Officer of the Corporation, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board, the Chief Executive Officer or the President, perform the duties and exercise the powers of the President. The Chief Operating Officer shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Chief Operating Officer shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

THE CHIEF FINANCIAL OFFICER

Section 10. The Chief Financial Officer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

Section 11. The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer, the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as chief financial officer and of the financial condition of the Corporation. He shall have such other duties as may be prescribed from time to time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President. The Chief Financial Officer shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

Section 12. If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

THE VICE PRESIDENTS

Section 13. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. Executive Vice Presidents shall be senior to Senior Vice Presidents and Vice Presidents, and Senior Vice Presidents shall be senior to Vice Presidents. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer and the President shall from time to time prescribe. The Vice Presidents shall have the same authority as the Chairman of the Board, the Chief Executive Officer and the President to execute on behalf of the Corporation bonds, deeds, mortgages and other instruments requiring a seal and contracts and other documents.

THE SECRETARY AND ASSISTANT SECRETARY

Section 14. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for any committees of the Board when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it and, when so affixed, it may be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

Section 15. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors, the Chairman of the Board, the Chief Executive Officer, the President or the Secretary may from time to time prescribe.

THE TREASURER AND ASSISTANT TREASURERS

Section 16. The Treasurer shall in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer. The Treasurer shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President or the Chief Financial Officer may from time to time prescribe.

Section 17. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his or her office and for the restoration to the Corporation, in case of death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the Corporation.

Section 18. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform file duties and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer or the Treasurer may from time to time prescribe.

ARTICLE VI

ELIMINATION OF DIRECTOR AND OFFICER

LIABILITY AND INDEMNIFICATION OF

OFFICERS, DIRECTORS AND OTHERS

Section 1. Elimination of Director or Officer Liability. No director or officer of the Corporation shall be personally liable to the Corporation or any of its shareholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends or commission of any other act in violation of Section 300.64 of the Minnesota Revised Statutes.

Section 2. Indemnification. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, or by reason of the fact that he or she is or was a director; officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, or of such employee benefit plan or trust, and that, with respect to any criminal action or proceeding, he or she had reasonable cause to believe that his or her conduct was unlawful.

Section 3. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation or by or in the right of any employee benefit plan or trust to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or by reason of the fact that he or she is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, against expenses, including amounts paid in settlement and attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation or of such employee benefit plan or trust. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Corporation or of such employee benefit plan or trust, or for amounts paid in settlement to the Corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 4. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 2 and 3 of this Article VI, or in defense of any claim, issue or matter therein, he or she must be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense.

Section 5. Any indemnification under Sections 2 and 3 of this Article VI, unless ordered by a court or advanced pursuant to Section 6 of this Article VI, must be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made (1) by the Board of Directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, or (2) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by a majority of a committee of the board, consisting solely of two or more directors not at the time parties to the action, suit or proceeding duly designated to act in the matter by a majority of the full board including directors who are parties, or (3) if a determination is not made under clause (1) or (2), by the written opinion of special legal counsel selected either by a majority of the board or a committee by vote pursuant to clause (1) or (2), or, if the requisite quorum of the full board cannot be obtained and the committee cannot be established, by a majority of the full board including directors who are parties or (4) if a determination is not made under clauses (1) to (3), by the shareholders, excluding the votes of shares held by parties to the proceedings, or (5) if an adverse determination is made under clauses (1) to (4), or if no determination is made within 60 days after the termination of a proceeding or after a request for an advance of expenses, by a court in the state of Minnesota.

Section 6. The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it shall be determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the Corporation. The provisions of this Section 6 do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise.

Section 7. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this Article VI (1) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of shareholders’ disinterested directors, or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to Section 3 of this Article VI, or for the advancement of expenses made pursuant to Section 6 of this Article VI, may not be made to or on behalf of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and (2) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 8. The Corporation shall have power to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or is or was a director, officer or employee of the Corporation serving in any fiduciary capacity with respect to any profit sharing, pension or other type of welfare plan or trust for the benefit of employees of the Corporation or any subsidiary of the Corporation, for any liability asserted against him or her and any liability and expenses incurred by him or her in any such capacity or arising out of his or her status as such.

ARTICLE VII

CERTIFICATES FOR SHARES

Section 1. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the Chairman of the Board, or the Chief Executive Officer, the President, or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares, including shares without nominal or par value, shall state upon the face thereof that the Corporation is organized under the laws of the State of Minnesota, the name of the person to whom issued, the number and class and the designation of the series, if any, which said certificate represents, and may, in addition, state upon the face thereof the par value of each share represented by such certificate, or that the shares are without par value.

Section 2. The signatures of the Chairman of the Board, the Chief Executive Officer, the President or Vice President and the Secretary or Assistant Secretary and the corporate seal upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the Corporation itself or an employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issuance.

LOST CERTIFICATES

Section 3. The Board of Directors may direct a new certificate or certificates to be issued or empower the Corporation’s transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the Corporation which are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, of his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

Section 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment of authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

Section 5. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, sixty (60) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.

REGISTERED SHAREHOLDERS

Section 6. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have expenses or other notice thereof, except as otherwise provided by the laws of the State of Minnesota.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its Articles of Incorporation.

RESERVES

Section 2. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

CHECKS

Section 3. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as may from time to time be designated by the Board of Directors or by such officers of the Corporation who may be authorized by the Board of Directors to make such designations.

FISCAL YEAR

Section 4. The fiscal year of the Corporation shall be fixed by the resolution of the Board of Directors.

ARTICLE IX

AMENDMENTS

Section 1. Except as prohibited by Section 302A.181 of the Minnesota Business Corporations Act, these By-laws may be altered, amended or repealed at any regular or special meeting of the Board of Directors or shareholders of the Corporation.

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